SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

______________

SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-31323	52-2258371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 W. Jackson, Ozark, Missouri 65721

(Address of principal executive offices) (Zip Code)

417/883-4549

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.

Entry into a Material Definitive Agreement.

On June 23, 2006, we entered into a license agreement with DGM Audio LLC. Under the License Agreement, we granted to DGM worldwide rights to manufacture, market and sell headsets and headphones using our ribbon-driver technology and certain of our trademarks. We retained our rights with respect to the headsets and headphones that we sell in the commercial, industrial and professional markets.

We are required to provide DGM with drawings and specifications for the licensed technology within five business bays after the date of the agreement. The effectiveness of the license agreement is conditioned upon the payment by DGM of a non-refundable license fee of $300,000 by no later than 10 business days after we deliver such drawings and specifications to DGM. If not paid by that date, the license agreement will be automatically canceled. We will also be entitled to royalties on sales of any products incorporating any of our intellectual property. To maintain the license, DGM must make minimum annual royalty payments of $300,000 in 2007, $600,000 in 2008, $900,000 in 2009, and $1.2 million each year thereafter.

This description of the license agreement is qualified in its entirety by reference to the full agreement, which is filed as exhibit to this report.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2006, Steven Lamar resigned as President of SLS International, Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description
10.1	License Agreement, dated June 23, 2006 between SLS International, Inc. and DGM Audio LLC
99.1	Press Release dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

SLS INTERNATIONAL, INC.
(Registrant)
By	/s/ JOHN M. GOTT
John M. Gott
Chief Executive Officer

Dated: June 29, 2006

SLS INTERNATIONAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1	License Agreement, dated June 23, 2006 between SLS International, Inc. and DGM Audio LLC
99.1	Press Release dated June 29, 2006